As filed with the Securities and Exchange Commission on March 9, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXICURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5333008
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue Suite 410 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
Exicure, Inc. 2017 Equity Incentive Plan
(Full Title of the Plan)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(866) 403-5272
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Sam Zucker
Goodwin Procter LLP
601 Marshall St.
Redwood City, California 94063
(650) 752-3232

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	4,303,463 shares (3)	$2.17	$9,327,757	$1,211

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the above named plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $2.17, the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 5, 2020.

(3)
Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2017 Equity Incentive Plan (the “Equity Incentive Plan”), in accordance with the automatic annual increase provision of the Equity Incentive Plan, effective as of January 1, 2020. Shares available for issuance under the Equity Incentive Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on February 13, 2018 (Registration No. 333-222999).

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Equity Incentive Plan. The number of shares of Common Stock reserved and available for issuance under the Equity Incentive Plan is subject to an automatic annual increase on each January 1, beginning on January 1, 2020, by an amount equal to the least of (i) 4,600,000 shares of Common Stock, (ii) five percent of the number of shares of Common Stock that are issued and outstanding as of such date or (iii) a lesser number of shares of Common Stock determined by the Committee (as defined in the Equity Incentive Plan). Accordingly, on January 1, 2020, the number of shares of Common Stock reserved and available for issuance under the Equity Incentive Plan increased by 4,303,463. This Registration Statement registers these additional 4,303,463 shares of Common Stock. The additional shares are of the same class as other securities relating to the Equity Incentive Plan for which the Registrant’s registration statement filed on Form S-8 (File No. 333-222999) on February 13, 2018, is effective. The information contained in the Registrant’s registration statement filed on Form S-8 (File No. 333-222999) on February 13, 2018 is hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description

4.1
Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

4.2
Amended and Restated Bylaws of Exicure, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

4.3
Exicure, Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2017, as amended by the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 7, 2017).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on the 9th day of March, 2020.

EXICURE, INC.

By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint David A. Giljohann and David S. Snyder, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David A. Giljohann	Chief Executive Officer and Director	March 9, 2020
David A. Giljohann, Ph.D.	(principal executive officer)

/s/ David S. Snyder	Chief Financial Officer	March 9, 2020
David S. Snyder	(principal financial officer and principal accounting officer)

/s/ Chad A. Mirkin	Director and Chairman of the Board of Directors	March 9, 2020
Chad A. Mirkin, Ph.D.

/s/ Jeffrey L. Cleland	Director	March 9, 2020
Jeffrey L. Cleland

/s/ Bosun Hau	Director	March 9, 2020
Bosun Hau

/s/ Helen S. Kim	Director	March 9, 2020
Helen S. Kim

/s/ Bali Muralidhar	Director	March 9, 2020
Bali Muralidhar, M.D., Ph.D.

/s/ Jay R. Venkatesan	Director	March 9, 2020
Jay R. Venkatesan, M.D.

/s/ Timothy P. Walbert	Director	March 9, 2020
Timothy P. Walbert

/s/ David R. Walt	Director	March 9, 2020
David R. Walt, Ph.D.